Exhibit 10.1

FORM OF EXCHANGE AGREEMENT

           THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of February 5, 2020, by and between DropCar, Inc., a Delaware corporation (the “Company”), and [ ] (the “Investor”).

           WHEREAS:
A. Pursuant to that certain Securities Purchase Agreement, dated as of December 6, 2019, by and among the Company and the investors party thereto (the “Purchase Agreement”), the Investor and certain other investors (the “Other Investors” and together with the Investor, the “Investors”) received shares of the Company’s Series H-5 Convertible Preferred Stock, par value $0.0001 per share (the “Series H-5 Shares”), which is convertible into shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) as set forth therein;

B. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, at the Closing (as defined below), the Company and the Investor shall exchange the Series H-5 Shares currently held by the Investor for an equivalent number of shares of the Company’s Series H-6 Convertible Preferred Stock, par value $0.0001 per share (the “Series H-6 Shares”) created pursuant to the Certificate of Designations, Preferences and Rights of the Series H-6 Convertible Preferred Stock (the “Certificate of Designation”) to be filed prior to the Closing by the Company with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit A;

C. As a closing condition to the transactions contemplated hereby, each of the Other Investors are executing agreements identical to this Agreement (other than proportional changes in the numbers reflecting such different number of Series H-6 Shares) to be issued to each such Other Investors pursuant to separate agreements dated of even date herewith (the “Other Agreements,” and together with this Agreement, the “Agreements”); and

D. The exchange of the Series H-5 Shares for the Series H-6 Shares at the Closing are each being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.
EXCHANGE.

(a) Exchange. Subject to the satisfaction or waiver of the conditions with respect to the Closing set forth in Sections 4 and 5 below, at the Closing the Investor and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Series H-5 Shares for the Series H-6 Shares, as follows (the “Exchange”):

i. Closing. The issuance of the Series H-6 Shares (the “Closing”) shall occur at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 3rd Avenue, New York, NY 10017. The date and time of the Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 4 and 5 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Investor).

ii. Consideration. At the Closing, the Series H-6 Shares shall be issued to the Investor in exchange for the Series H-5 Shares without the payment of any additional consideration.

iii. Delivery. In exchange for the Series H-5 Shares, the Company shall, at the Closing, (i) deliver or cause to be delivered to the Investor certificates for the Series H-6 Shares and (ii) cause Issuer Direct Corporation (together with any subsequent transfer agent, the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit the Series H-6 Shares to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system. As of the Closing Date, all of the Investor’s rights under the Series H-5 Shares shall be extinguished.

(b) Other Documents. The Company and the Investor shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange.

2.
REPRESENTATIONS AND WARRANTIES

(a) Investor Representations and Warranties. The Investor hereby represents and warrants to the Company as follows:

i. Organization; Authority. The Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full capacity, right, corporate, partnership, limited liability company or similar power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. Understandings or Arrangements. The Investor is acquiring the Series H-6 Shares hereunder as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Series H-6 Shares (this representation and warranty not limiting the Investor’s right to sell the Series H-6 Shares pursuant to any effective registration statement or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Series H-6 Shares hereunder in the ordinary course of its business.

iii. Reliance on Exemptions. The Investor understands that the Series H-6 Shares are being offered and sold to in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Investor contained in this Agreement in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Series H-6 Shares.

iv. Risk of Loss. The Investor understands that its investment in the Series H-6 Shares hereunder involves a significant degree of risk, including a risk of total loss of the Investor’s investment, and the Investor has full cognizance of and understands all of the risk factors related to its purchase of the Series H-6 Shares, including, but not limited to, those risk factors included in all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof, including the exhibits thereto and documents incorporated by reference therein (the “SEC Reports”). The Investor understands that no representation is being made as to the future value of the Series H-6 Shares.

v. Investor Status. At the time the Investor was offered the Series H-6 Shares hereunder, it was, and as of the date hereof it is, and on each date on which it converts any Series H-6 Shares it will be either: (i) an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

vi. Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Series H-6 Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Series H-6 Shares and, at the present time, is able to afford a complete loss of such investment.

(b)         Company Representations and Warranties.

i. Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (each, a “Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

ii. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

iii. No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Series H-6 Shares hereunder and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

iv. Issuance of the Series H-6 Shares. The Series H-6 Shares to be issued hereunder are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The shares of Common Stock underlying the Series H-6 Shares to be issued hereunder, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of its shares of Common Stock underlying the Series H-6 Shares to be issued hereunder.

3.
COVENANTS.

(a) Commercially Reasonable Efforts. The Company shall use its commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 4 of this Agreement. The Investor shall use its commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.

(b) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreement in the form required by the Exchange Act, and attaching this Agreement and the form of the Certificate of Designation thereto as exhibits (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. On or before 9:30 a.m., New York time, on the Closing Date, the Company shall file a Current Report on Form 8-K certifying that the Exchange has been consummated.

(c) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Series H-6 Shares may be tacked onto the holding period of the Series H-5 Shares and, and the Company agrees not to take a position contrary to this Section 3(c).

4.
CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:
(a) The Investor shall have duly executed this Agreement and delivered the same to the Company.

(b) Each of the Other Investors shall have duly executed the Other Agreement of such Other Investor and delivered the same to the Company.

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

5.
     CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:
(a) The Company shall have duly executed and delivered this Agreement to the Investor.

(b) At the Closing, the Company shall have electronically delivered to the Investor (or its designee) through DTC the Series H-6 Shares.

(c) The Company shall have delivered to the Investor a certificate signed by the Chief Executive Officer of the Company with the authorizing resolutions.

(d) The Company shall have delivered to the Investor a copy of each Other Agreement, duly executed and delivered by the Company and each Other Investor party thereto.

(e) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(f) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

6. DISPUTE RESOLUTION. Capitalized terms used in this Section 6 but not otherwise defined shall have the meanings given to them in the Certificate of Designation.

(a) Submission to Dispute Resolution.

i. In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price or a fair market value or the arithmetic calculation of a Conversion Rate (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Investor (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Investor at any time after such Investor learned of the circumstances giving rise to such dispute. If such Investor and the Company are unable to promptly resolve such dispute relating to such Bid Price, such Closing Bid Price, such Closing Sale Price, such Conversion Price, such fair market value, or the arithmetic calculation of such Conversion Rate (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Investor (as the case may be) of such dispute to the Company or such Investor (as the case may be), then such Investor may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

ii. Such Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 6 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Investor selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Investor or otherwise requested by such investment bank, neither the Company nor such Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation) .

iii. The Company and such Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that the terms of the Certificate of Designation and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of the Certificate of Designation and any other applicable Transaction Documents, (iii) such Investor (and only such Investor), in its sole discretion, shall have the right to submit any dispute described in this Section 6 to any state or federal court sitting in New York, New York in lieu of utilizing the procedures set forth in this Section 6 and (iv) nothing in this Section 6 shall limit such Investor from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 6).

7.
TERMINATION.

In the event that the Closing does not occur on or before February 29, 2020 due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 4 and 5 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void.
8.
     MISCELLANEOUS.

(a) No Commissions. Neither the Company nor the Investor has paid or given, or will pay or give, to any person, any commission or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(b) Registration Rights. The Company and the Investor hereby acknowledge and agree that the Registration Rights Agreement, dated as of December 6, 2019, between the Company and the purchasers party thereto shall apply to the Series H-6 Shares.

(c) Notice. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted via electronic mail, in each case addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. The addresses for such communications shall be: (i) if to the Company, to: DropCar, Inc., 1412 Broadway, Suite 2105, New York, New York 10018, Attn: Spencer Richardson, Chief Executive Officer, E-mail: spencer@dropcar.com, with a copy by electronic mail only to (which shall not constitute notice): Daniel Bagliebter, Esq., 666 Third Avenue, New York, New York 10017, E-mail: dabagliebter@mintz.com, and (ii) if to the Holder, to: the addresses indicated on the signature pages hereto.

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           IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:DROPCAR, INC.
By:	/s/ Spencer Richardson
	Name:	Spencer Richardson
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

INVESTOR:
By:
Name:
Title:

Number of Series H-5 Shares exchanged:
________________________________

Address for Notice:
________________________________
________________________________
________________________________
________________________________

E-mail Address for Notice:

Facsimile Number for Notice:

Exhibit A — Form of Certificate of Designation